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                                                                    Exhibit 4(g)


                    FIRST AMENDMENT TO LIMITED TERM EXTENSION



                  This First Amendment to Limited Term Extension (the "First Amendment") is entered into this 6th day of March, 1998 between National Auto Credit, Inc. ("National"), as borrower, NAC, Inc. and NAC Investment Company, as guarantors, The First National Bank of Chicago ("First Chicago"), Morgan Guaranty Trust Company of New York ("Morgan"), The Bank of New York ("BNY"), First Union National Bank ("First Union"), The Huntington National Bank ("Huntington"), Allstate Life Insurance Company ("Allstate"), Connecticut General Life Insurance Company (on behalf of itself and one or more separate accounts, collectively "Connecticut General"), Principal Mutual Life Insurance Company ("Principal Mutual"), New York Life Insurance Company ("New York Life"), New York Life Insurance and Annuity Corporation ("New York Annuity"), Lincoln National Life Insurance Company ("Lincoln National") and Lincoln Life & Annuity Company of New York ("Lincoln Life"), as lenders, and NBD Bank, ("NBD") as issuer of letters of credit. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in that certain Limited Term Extension (the "Extension") dated as of February 13, 1998.

                                    RECITALS
                                    --------

                  WHEREAS, National presently owes (i) approximately $37.5 million in Principal Obligations on Loans extended by the Banks pursuant to the Credit Agreement, and (ii) approximately $44.5 million in Principal Obligations on loans extended by the Insurance Companies pursuant to the terms of the Note Purchase Agreement and Notes.

                  WHEREAS, on February 13, 1998, National, the Lenders and NBD entered into the Extension pursuant to which the Banks granted National a limited extension of maturities and the Insurance Companies granted National a limited extension of the Waiver Extension, all on the terms and conditions specifically set forth therein.

                  WHEREAS, pursuant to the terms of the Extension, all Lender Obligations become due and payable in full on March 6, 1998.

                  WHEREAS, National has requested the Lenders and NBD for an extension of the Extension Termination Date so as to afford the Special Committee an opportunity to conclude its investigation and issue the Special Committee Report.

                  WHEREAS, National has also informed the Lenders that National has collected more than $5 million of cash (the "Excess Cash") which is excess to National's operating needs and that National intends to remit such Excess Cash to the Lenders for application to the Lender Obligations.

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                  WHEREAS, the Lenders and NBD are prepared to extend the
Extension Termination Date for a period not to exceed ten days and on the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Extension as follows:

                  1. The definition of "Extension Termination Date" is amended in its entirety so that, as amended, it provides as follows:

         "EXTENSION TERMINATION DATE" means the earliest to occur of (i) March 16, 1998, and (ii) the occurrence of an Extension Default.

                  2. Paragraph 4 of the Extension is amended in its entirety so that, as amended, it provides as follows:

         National shall make principal payments to the Lenders and NBD on the following dates and in the following amounts:

                             February 13, 1998             $500,000
                             February 20, 1998             $500,000
                             March 6, 1998               $5,500,000

         Each principal payment will be distributed to the Lenders and NBD on a Pro Rata basis and will be applied by the Lenders against the Principal Obligations. Principal payments distributed to NBD in respect of the Reimbursement Obligation will be held by NBD as cash collateral to secure payment of the Reimbursement Obligation until the Letters of Credit are drawn. If one or more Letters of Credit expires or is returned to NBD undrawn, NBD will distribute the cash collateral then held by NBD in respect of such Letter(s) of Credit to all Lenders (and, to the extent that other Letters of Credit remain outstanding, to NBD) for reduction of Principal Obligations on a Pro Rata basis. The remaining balance of all Lender Obligations shall be due and payable in full on the Extension Termination Date; provided, however, that to the extent payment of the Note Obligations is voluntarily waived or extended by the Insurance Companies beyond the Extension Termination Date, the Extension Termination Date shall not constitute a "Settlement Date" for purposes of Section 8.6 of the Note Purchase Agreement.

                  3. Except to the extent that it is amended by the terms of this First Amendment, the terms and provisions of the Extension shall remain in full force and effect.



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                  4. This First Amendment is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Illinois applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


                                      NATIONAL AUTO CREDIT, INC.

                                      By:
                                         ------------------------------------
                                      Its
                                         ------------------------------------


                                      NAC, INC.

                                      By:
                                         ------------------------------------
                                      Its
                                         ------------------------------------



                                      NAC INVESTMENT COMPANY

                                      By:
                                         ------------------------------------
                                      Its
                                         ------------------------------------



                                      THE FIRST NATIONAL BANK OF CHICAGO, as
                                      Administrative Agent and as a Lender

                                      By:
                                         ------------------------------------
                                      Its
                                         ------------------------------------




                                      MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent and as a Lender

                                      By:
                                         ------------------------------------
                                      Its
                                         ------------------------------------



                                      THE BANK OF NEW YORK

                                      By:
                                         ------------------------------------
                                      Its
                                         ------------------------------------


                                      FIRST UNION NATIONAL BANK (formerly known as First Union National Bank of North Carolina)

                                      By:
                                         ------------------------------------
                                      Its
                                         ------------------------------------



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                                      THE HUNTINGTON NATIONAL BANK

                                      By:
                                         ------------------------------------
                                      Its
                                         ------------------------------------



                                      ALLSTATE LIFE INSURANCE COMPANY

                                      By:
                                         ------------------------------------
                                      Its
                                         ------------------------------------



                                      By:
                                         ------------------------------------
                                      Its
                                         ------------------------------------


                                      CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                      BY CIGNA INVESTMENTS, INC.

                                      By:
                                         ------------------------------------
                                      Its
                                         ------------------------------------



                                      CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                      ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS
                                      BY CIGNA INVESTMENTS, INC.

                                      By:
                                         ------------------------------------
                                      Its
                                         ------------------------------------



                                      PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                      By:
                                         ------------------------------------
                                      Its
                                         ------------------------------------



                                      NEW YORK LIFE INSURANCE COMPANY

                                      By:
                                         ------------------------------------
                                      Its
                                         ------------------------------------


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                                      NEW YORK LIFE INSURANCE AND ANNUITY
                                      CORPORATION
                                      BY NEW YORK LIFE INSURANCE COMPANY

                                      By:
                                         ------------------------------------
                                      Its
                                         ------------------------------------



                                      LINCOLN NATIONAL LIFE INSURANCE COMPANY


                                      By:
                                         ------------------------------------
                                      Its
                                         ------------------------------------



                                      LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

                                      By:
                                         ------------------------------------
                                      Its
                                         ------------------------------------



                                      NBD BANK

                                      By:
                                         ------------------------------------
                                      Its
                                         ------------------------------------